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                                                                    EXHIBIT 1(D)

SUPPLEMENT TO THE DECLARATION OF TRUST
--------------------------------------

We, Thomas M. Batchelor, John A. DeCell, L.R. Jalenak, Jr., Larry W. Papasan, and Richard C. Rantzow, Trustees of

                       The Masters Group of Mutual Funds
                             82 Devonshire Street
                          Boston, Massachusetts 02109

do hereby certify that, in accordance with Article XII, Section 7 of the Declaration of Trust of The Masters Group of Mutual Funds, the following Supplement to said Declaration of Trust was duly adopted:

VOTED: That the Declaration of Trust made March 6, 1992, as amended May 18,
       1992, and amended and restated September 4, 1992, be and it hereby is, amended as follows:

          That Article I, Section I of the Declaration of Trust of this Trust shall be amended to read as follows:

          "This Trust shall be known as 'First Funds'."

          That Article 1, Section 2(b) of the Declaration of Trust of this Trust shall be amended to read as follows:

          "The 'Trust' refers to 'First Funds'."

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 5th day of August, 1993.

/s/_____________________________             /s/_________________________
Thomas M Batchelor                           John A. DeCell
Trustee                                      Trustee

/s/_____________________________             /s/__________________________
L.R. Jalenak, Jr.                            Larry W. Papasan
Trustee                                      Trustee

/s/_____________________________
Richard C. Rantzow
Trustee